                                                                    Exhibit 99.1


                         [L3 COMMUNICATIONS LETTERHEAD]


Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

Contact:   Financial Dynamics
           Investors: Eric Boyriven, Olivia Pirovano       For Immediate Release
           Media: Evan Goetz                               ---------------------
           212-850-5600


             L-3 COMMUNICATIONS DECLARES REGULAR QUARTERLY DIVIDEND

NEW YORK, NY, April 27, 2004 - L-3 Communications (NYSE: LLL) announced today that its Board of Directors has declared a regular quarterly dividend of $0.10 per share in cash, payable June 15, 2004, to shareholders of record at the close of business on May 17, 2004.

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.



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